M & F Worldwide Corp.
                            35 East 62nd Street
                          New York, New York 10021


                                                            December 21, 2001


Panavision Inc.
6219 De Soto Avenue
Woodland Hills, California

Gentlemen:

         We refer to the letter, dated April 19, 2001 (the "M & F Worldwide Letter"), from M & F Worldwide to Panavision, pursuant to which M & F Worldwide agreed to make available to Panavision the Investment Contribution Amount, as required from time to time by Panavision to make payments of principal or interest under its credit facility or senior subordinated notes, but in any event no later than December 31, 2001. Pursuant to this letter, the M & F Worldwide Letter is being modified as set forth below.

         Capitalized terms used but not defined herein shall have the meanings given to them in the M & F Worldwide Letter.

         M & F Worldwide will, or will cause a wholly-owned subsidiary (a "M & F Worldwide Sub") to, deliver to Panavision an aggregate of $24,525,000 principal amount of 9 5/8% Senior Subordinated Discount Notes Due 2006 of Panavision (the "Notes") in exchange for 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision having the terms set forth in the term sheet attached hereto (the Series A Preferred Stock"). The delivery of the Notes by M & F Worldwide to Panavision and the issuance of the Series A Preferred Stock to M & F Worldwide shall be in satisfaction of M & F Worldwide's obligations under the M & F Worldwide Letter.

         In connection with the transactions contemplated by this letter, M & F Worldwide represents and warrants that:

         1. M & F Worldwide is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

         2. None of the execution and delivery of this letter, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by M & F Worldwide shall conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of M & F Worldwide, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which M & F Worldwide is a party or by which M & F Worldwide or any of its property is bound or to which it is subject;

         3. M & F Worldwide has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this letter and the execution, delivery and performance by M & F Worldwide of this letter has been duly authorized;

         4. This letter has been duly and validly executed and delivered by M & F Worldwide and constitutes the legal, valid and binding obligation of M & F Worldwide, enforceable against M & F Worldwide in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         5. The transfer of the Notes will effectively vest in Panavision good, valid and marketable title to the Notes, free and clear of all Encumbrances whatsoever, except for any Encumbrances arising under the Securities Act of 1933 or state securities laws. As used in this letter, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.


         IN WITNESS WHEREOF, the undersigned, being a duly elected officer of M & F Worldwide, has executed this letter as of the date first written above.


                                       M & F WORLDWIDE CORP.


                                       By: /s/ Howard Gittis
                                           --------------------------------
                                       Name:   Howard Gittis
                                       Title:  Chairman of the Board of
                                                 Directors, President and Chief
                                                 Executive Officer


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                              Preferred Stock


Issuer..................................    Panavision Inc. (the "Company").

Security................................    [1,381,690] shares of newly-issued Series A Non-Cumulative Perpetual
                                            Participating Preferred Stock (the "Preferred Stock").

Liquidation Preference..................    Per share liquidation preference of $____ plus declared and unpaid dividends.

Mandatory Redemption....................    None.

Optional Redemption.....................    None.

Dividends...............................    Non-cumulative dividends at a rate of [$.05] per share of Preferred
                                            Stock per annum (the "stated dividend"), payable, if declared, quarterly on each March 31, June 30, September 30 and December 31, when, as and if declared by the Board of Directors, prior to the payment of any dividends in respect of such quarter on junior securities.  Dividends may not be paid or set aside for payment on any junior securities for any quarter unless the full stated dividend shall have been or contemporaneously is declared and paid or set aside for payment on the Preferred Stock.  In addition to the stated
                                            dividend, the Preferred Stock will also participate pro rata on a share-for-share basis with the common stock, par value $.01 per share, of the Company ("Common Stock") with respect to any dividends declared or paid on the Common Stock.

Conversion Rights.......................    None.

Ranking.................................    The Preferred Stock will rank, with respect to dividend rights and rights upon liquidation, winding up or dissolution, senior to the
                                            Company's Common Stock and any other series of preferred stock, except that the Preferred Stock will rank on parity with any other series or class of preferred stock that may hereafter be created with the approval of the holders of Preferred Stock, as set forth below.

Voting Rights...........................    One vote per share.  The Preferred Stock will vote as a single class with the Common Stock, except as set forth below or as provided by applicable law.  Without the affirmative vote of a majority of the
                                            Preferred Stock, the Company will not (i) amend the Certificate of
                                            Incorporation or Bylaws in a manner that adversely affects the rights, preferences and privileges of the Preferred Stock, (ii) take any action requiring a vote of stockholders of the Company that adversely affects the rights, preferences and privileges of the
                                            Preferred Stock, or (iii) issue any other series or class of equity securities ranking on a parity with, or senior to, the Preferred
                                            Stock.

Merger, Consolidation and
Sale of Assets..........................    The Company may not consolidate or merge with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (each such transaction is referred to as a
                                            "Fundamental Transaction") to any person unless (x) in the case of a consolidation or merger, the Company is the surviving entity and the
                                            Preferred Stock remains outstanding following such transaction or (y)
                                            if the Company is not the surviving entity, in the case of a consolidation or merger, or is the transferor of all or substantially all of its assets, the transferee of assets or the surviving entity, as the case may be, assumes the obligation to exchange the Preferred
                                            Stock for securities of such surviving entity or the Company, as the case may be, having the same or more favorable rights, powers and preferences than the Preferred Stock had immediately prior to such transaction; provided that in the event that the Company undertakes a
                                            Fundamental Transaction which does not result in the holders of the
                                            Company's outstanding securities immediately prior to such transaction  holding more than 50% of (i) the voting power of the surviving entity in such Fundamental Transaction or (ii) if the surviving entity resulting from such Fundamental Transaction has an ultimate parent which is a public company, the voting power of such ultimate parent, then the holders of the Preferred Stock may elect, at their option, to receive either (A) an amount in cash at least equal to the Liquidation Preference of the Preferred Stock plus declared but unpaid dividends or (B) an amount, in the form of cash, securities or other property, equal to the amount (and in the form)
                                            of the cash, securities or other property to be received by each holder of Common Stock for each share of Common Stock held by such holder in connection with such Fundamental Transaction.

Transfer Restrictions...................    None.

Registration Rights.....................    Upon the issuance of the Preferred Stock, the Company will amend the existing registration rights agreement between the Company and M&F
                                            Worldwide Corp. to provide for unlimited demand and piggyback registration rights with respect to the Preferred Stock, at the
                                            Company's expense, in each case subject to customary cutbacks and blackout periods.


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